Exhibit 99.1

[HIGHWOODS PROPERTIES LOGO APPEARS HERE]

FOR IMMEDIATE RELEASE	Ref: 04-19

Contact:	Tabitha Zane
Sr. Director, Investor Relations
919-431-1529

Highwoods Properties Delays Release of Second Quarter Financial Results

Conference Call Scheduled for 5:00 p.m. Eastern Time Today

RALEIGH, NC – August 4, 2004 – Highwoods Properties, Inc. (NYSE: HIW) today announced that it is delaying the release of its second quarter financial results, originally scheduled for distribution today, August 4. The Company has also rescheduled its conference call from tomorrow, August 5, at 10:00 a.m. to today, August 4, at 5:00 p.m. Eastern time. Dial in information for the call can be found on the last page of this release.

The Company is delaying the release of its second quarter financial results because it expects to restate its previously reported financial results for fiscal years 2001 through 2003 included in the Company’s 2003 annual report on Form 10-K as well as for the first quarter of 2004. These restatements are primarily due to adjustments relating to the accounting for approximately 6% of its prior real estate sales transactions occurring between 1999 and 2003 and due to reclassifications related to discontinued operations.

The accounting for real estate sales transactions with so-called “continuing involvement” is governed by highly technical provisions of SFAS No. 66 “Accounting for Sales of Real Estate.” Ernst & Young LLP, the Company’s independent auditors, previously issued unqualified opinions on the Company’s historical financial statements and worked closely with the Company in the application of accounting principles for real estate sales. Because the Company intends to restate its financial statements, Ernst & Young LLP has withdrawn its opinions for the prior three years and is now in the process of auditing the restated financial statements.

These restatements and reclassifications do not impact either the Company’s cash position or its bank loan covenants. The Company also expects that these restatements and reclassifications will have no material effect on funds from operations (“FFO”) in future periods. (see Note 1)

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August 4, 2004

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The Company is working to complete the review of these transactions. As soon as this review is complete and the Company has issued its historical statements and Ernst & Young LLP issues their audit opinion on those financial statements, the Company will file an amended Form 10-K for the year ended December 31, 2003 and an amended quarterly report on Form 10-Q for the quarter ended March 31, 2004 with the Securities and Exchange Commission. At that time, the Company will issue a complete earnings release for the second quarter of 2004 and schedule a conference call to discuss these results.

Real Estate Sales Transactions

As part of its previously disclosed capital recycling program, the Company has completed a significant number of real estate sales transactions during the last five years. Certain transactions involved sales where the Company retained a partial ownership interest or had continuing involvement with the properties. This involvement included either a guarantee of a return on investment, a guarantee of partial rental income from specific tenants, seller financing, or, in one instance, a 97% fair-market-value put option granted to the buyer.

In its historical financial statements, these transactions were accounted for as sales, and a portion or all of the resultant gains from these transactions were deferred because of the continuing involvement. The nature of all material continuing involvement was disclosed in the Company’s quarterly and annual regulatory and financial filings with the Securities and Exchange Commission and the Company’s annual reports.

The adjustments will be made with respect to the accounting treatment for certain of those transactions where the Company had some form of continuing involvement to comply with the guidance of SFAS No. 66. For three of the transactions, the largest of which is the sale in late 2000 of properties into the previously disclosed MG-HIW, LLC joint venture, the Company will adjust its consolidated financial statements to account for these three transactions as financing or profit-sharing arrangements rather than as sales. Accordingly, the assets, related liabilities and operations will be included in the Company’s consolidated financial statements. In the other instances, the transactions will continue to be reported as sales, but the timing and amount of gain recognition will change due to the Company’s continuing involvement. This is in accordance with SFAS No. 66.

Discontinued Operations

Since January 1, 2002, certain properties were sold to joint ventures where the Company retained a minority interest. In addition, in other sales transactions the Company was retained by the buyer to perform management and leasing services. Historically, the Company applied discontinued operations presentation under SFAS No. 144 for the operations of those sold properties for the periods prior to the date of sale. Due to the partial interest retained through joint ventures and the continuing management fee income earned from such sold properties, the properties do not require discontinued operations presentation under SFAS No. 144. Accordingly, the Company will adjust its consolidated statements of income for 2001 through 2003 to classify such items as continuing operations; these reclassifications do not impact net income or FFO.

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Potential Impact on FFO

While the Company is still in the process of completing its analysis and Ernst & Young LLP is still in the process of completing its audit, the cumulative impact of these adjustments is estimated to reduce FFO for the restated periods from $2.0 million to $4.0 million, or $0.03 to $0.07 on a per share basis.

Potential Impact on Net Income

While the Company is still in the process of completing its analysis and Ernst & Young LLP is still in the process of completing its audit, the cumulative impact of these adjustments is estimated to reduce net income for the restated periods by $26.0 million to $32.0 million, or $0.49 to $0.60 on a per share basis. The impact on net income is greater than the impact on FFO due primarily to added depreciation expense being recorded for properties that are treated as financings or profit-sharing arrangements rather than sales. These properties will remain on the books and continue to be depreciated. Furthermore, since many of the continuing involvement obligations have expired, such as the Company’s previously disclosed completed MG-HIW, LLC joint venture transaction, the Company believes these adjustments will not have a material impact on future FFO.

Strategic Transaction Discussions

The Company also announced that discussions concerning a possible strategic transaction have been terminated. The Company will record approximately $1.5 million in expenses associated with these terminated discussions, primarily professional fees, substantially all of which were incurred in the third quarter of 2004.

Second Quarter Leasing Activity

For the second quarter ended June 30, 2004, the Company leased approximately 1.4 million square feet of office space, the highest amount of office space leased by the Company in a single quarter since the first quarter of 1999. Tenant improvement and leasing commissions related to this leased space averaged $8.57 per square foot, below the Company’s five-quarter average of $9.17 per square foot. As a result of the improving leasing environment, total occupancy for the Company’s in-service portfolio increased 40 basis points to 81.8%.

Conference Call Information

For US/Canada callers, dial (888) 202-5268 and international callers dial (706) 643-7509. A live listen-only Web cast can be accessed through the Company’s Web site at www.highwoods.com under the “Investor Relations” section.

Telephone and Web cast replays will be available two hours after the completion of the call. The telephone replay will be available for one week beginning at 8:00 p.m. Eastern time. Dial-in numbers for the replay are (800) 642-1687 US/Canada, (706) 645-9291 international. The conference ID is 8182488.

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Highwoods Properties Ref: 04-19

August 4, 2004

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Note 1

We believe that FFO and FFO per share information is beneficial to management and investors because they are important indicators of the performance of an equity REIT. Because FFO and FFO per share calculations exclude such factors as depreciation and amortization or real estate assets and gains or losses from sales of real estate they facilitate comparisons of operating performance between periods and between other REITs.

FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciated property, plus operating property depreciation and amortization and adjustments for minority interest and unconsolidated companies on the same basis. FFO and FFO per share are non-GAAP financial measures and therefore do not represent net income or net income per share as defined by GAAP. Net income and net income per share as defined by GAAP are the most relevant measures in determining our operating performance because FFO and FFO per share include adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Furthermore, FFO per share does not depict the amount that accrues directly to the stockholders’ benefit. Accordingly, FFO and FFO per share should never be considered as alternatives to net income or net income per share as indicators of our operating performance.

In our amended filings, we will include a detailed calculation of FFO for the relevant historical periods and provide a reconciliation of FFO to net income.

About the Company

Highwoods Properties, Inc., a member of the S&P MidCap 400 Index, is a fully integrated, self-administered real estate investment trust (“REIT”) that provides leasing, management, development, construction and other customer-related services for its properties and for third parties. As of June 30, 2004, the Company owned or had an interest in 527 in-service office, industrial and retail properties encompassing approximately 41.6 million square feet. Highwoods also owns approximately 1,255 acres of development land. Highwoods is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Maryland, Missouri, North Carolina, South Carolina, Tennessee and Virginia. For more information about Highwoods Properties, please visit our Web site at www.highwoods.com.

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